UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2015, Foundation Surgical Hospital Holdings, LLC (“FSHH”), a wholly owned subsidiary of Foundation HealthCare, Inc. (“Foundation”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with University General Health System, Inc. and certain of its subsidiaries (collectively, “UGH”), pursuant to which FSSH is acquiring substantially all of the assets of UGH and the equity interests of certain UGH subsidiaries. UGH owns and operates a sixty-nine bed acute care hospital located in the Medical City area of Houston, Texas.

UGH filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on February 27, 2015 and its assets are being sold pursuant to Section 363 of the Bankruptcy Code as part of the Chapter 11 process. On November 9, 2015, the Bankruptcy Court approved the sale of substantially all of UGH’s assets to FSHH free and clear of all liens, claims and interests other than certain specifically assumed liabilities pursuant to the terms of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement FSHH is purchasing the UGH assets and subsidiary equity interests for $33 million. In connection with the execution of the Purchase Agreement, FSHH deposited $1,000,000 with UGH’s counsel (the “Deposit”). If the Purchase Agreement is terminated as a result of FSHH’s breach of its obligations under the Purchase Agreement, the Deposit will be paid to UGH. If the Purchase Agreement is terminated for any other reason, the Deposit will be returned to FSHH. If the transactions contemplated by the Purchase Agreement are consummated, the Deposit will be paid to UGH and applied against the purchase price. The Closing on the purchase is scheduled for December 31, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated November 6, 2015, by and between Foundation Surgical Hospital Holdings, LLC, and University General Health System, Inc., UGHS Autimis Billing, Inc., UGHS Autimis Coding, Inc., UGHS ER Services, Inc., UGHS Hospitals, Inc., UGHS Management Services, Inc., UGHS Support Services, Inc., University Hospital Systems, LLP, and University General Hospital, LP.

99.1	Press release issued on November 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: November 10, 2015	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement, dated November 6, 2015, by and between Foundation Surgical Hospital Holdings, LLC, and University General Health System, Inc., UGHS Autimis Billing, Inc., UGHS Autimis Coding, Inc., UGHS ER Services, Inc., UGHS Hospitals, Inc., UGHS Management Services, Inc., UGHS Support Services, Inc., University Hospital Systems, LLP, and University General Hospital, LP.

99.1	Press release issued on November 10, 2015